Exhibit 77(e)(10)


                             SUB-ADVISORY AGREEMENT

      AGREEMENT made this 30th day of April, 2007, among ING Investors Trust (the "Trust"), a Massachusetts business trust, Directed Services, LLC (the "Adviser"), a Delaware limited liability company, and Franklin Mutual Advisers, LLC (the "Sub-Adviser"), a limited liability company organized under the laws of the State of Delaware (the "Agreement").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

      WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

      WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

      WHEREAS, pursuant to an Amended and Restated Management Agreement, effective as of January 1, 2007 a copy of which has been provided to the Sub-Adviser, the Trust has retained the Adviser to render advisory, management, and administrative services with respect to the Trust's series;

      WHEREAS, the Trust and the Adviser wish to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Trust and the Sub-Adviser is willing to furnish such services to the Trust and the Adviser.

      NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust, the Adviser, and the Sub-Adviser as follows:

      1. Appointment. The Trust and the Adviser hereby appoint the Sub-Adviser to act as the sub-adviser to the series of the Trust designated on Schedule A of this Agreement (each a "Series") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Trust designates one or more series other than the Series with respect to which the Trust and the Adviser wish to retain the Sub-Adviser to render investment advisory services hereunder, they shall promptly notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall so notify the Trust and Adviser in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

      2.  Portfolio Management Duties and Authority.

      Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser will provide a continuous investment program for each Series' portfolio and determine the composition of the assets of each

Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of each Series should be held in the various securities and other investments in which it may invest, and the Sub-Adviser is hereby authorized to execute and perform such services on behalf of each Series. To the extent permitted by the investment policies of the Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters. The Sub-Adviser will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission (the "SEC"), as from time to time amended (the "Registration Statement"), copies of which shall be sent to the Sub-Adviser by the Adviser upon filing with the SEC. The Sub-Adviser is authorized to exercise tender offers and exchange offers on behalf of the Series, each as the Sub-Adviser determines is in the best interest of the Series. The Sub-Adviser and Adviser further agree as follows:

            (a) The Sub-Adviser will manage each Series so that no action or omission on the part of the Sub-Adviser will cause a Series to fail to meet the requirements to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. The Sub-Adviser shall perform tax compliance tests to determine whether the Series are in compliance with Section 817(h) of the Code. Upon having a reasonable basis for believing the Series have ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817.5, the Sub-Adviser will notify the Adviser immediately and cooperate with the efforts of the Adviser to comply with the requirements of the Code.

            (b) The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Series are in compliance with Subchapter M of the Code and any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. Upon having a reasonable basis for believing the Series have ceased to comply with such provisions, the Adviser will notify the Sub-Adviser, and the Sub-Adviser will cooperate with the efforts of the Adviser to assure compliance with the requirements of the Code.

            (c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Series as well as of other investment advisory clients of the Sub-Adviser or any of its affiliates, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust and to such other clients, provided, however that the Adviser and the Board shall have the right to review and request changes to the Sub-Adviser's manner of allocation, provided further that any requested changes to such manner of allocation shall be implemented on a prospective basis only.

            (d) In connection with the purchase and sale of securities for each Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and portfolio accounting agent.

            (e) The Sub-Adviser will assist the portfolio accounting agent for the Trust or the Adviser in determining or confirming, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Series for which the portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser.

            (f) The Sub-Adviser will make available to the Trust and the Adviser, promptly upon reasonable request, copies of all of the investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. All records and ledgers maintained by Sub-Adviser in connection with its services pursuant to this Agreement shall be the property of the Sub-Adviser. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

            (g) The Sub-Adviser will provide reports to the Trust's Board for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board with respect to the Series such periodic and special reports as the Trustees and the Adviser may reasonably request.

            (h) In rendering the services required under this Agreement, the Sub-Adviser may, from time to time, employ or associate with itself such affiliated or unaffiliated person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Sub-Adviser may not retain, employ or associate itself with any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust's Board and a majority who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Trust, the Adviser, or the Sub-Adviser, or any such company, and is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the

Trust to the extent required by the 1940 Act. The Sub-Adviser shall be responsible for making reasonable inquiries and for reasonably ensuring that no associated person of the Sub-Adviser, or of any company that the Sub-Adviser has retained, employed, or with which it has associated with respect to the investment management of the Series, to the best of the Sub-Adviser's knowledge, had in any material connection with the handling of assets:

            (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

            (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

            (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

            (i) In using spot and forward foreign exchange contracts for the Series as an investment the parties represent the following:

            (i) That the Adviser is properly and lawfully established with full power and authority to enter into spot and forward foreign exchange contracts, to perform its obligations under such foreign exchange contracts and to procure the Sub-Adviser to enter into such foreign exchange contracts on its behalf.

            (ii) That the Adviser may not, except for purposes of redemptions, expenses, and other costs of doing business, encumber funds which the Sub-Adviser has under the Sub-Adviser's management or which benefit from the Sub-Adviser's investment advice. If the Adviser requires funds for any redemptions, expenses, and other costs of doing business, the Sub-Adviser will make funds available in a reasonably timely manner for the Adviser to meet such obligations. The Adviser reserves the right to segregate assets upon notice to the Sub-Adviser and provide different arrangements for investment management with respect to those assets.

            (iii) That the Sub-Adviser has been granted full power and authority to enter into foreign exchange contracts as agent on the Adviser's behalf and to give instructions for settlement for the same.

            (iv) That the Sub-Adviser has full authority to instruct Adviser's and Trust's custodian in conformity with its mandate.

            (v) That in the event of the termination of this Agreement, the Sub-Adviser, if legally and operationally possible, may offer the Series' counterparty the option to leave open any existing foreign exchange contracts or to close them out at prevailing market rates.

            (j) The following provisions govern the Sub-Adviser's and the Adviser's respective duties with respect to proxy voting:

            (i) Decisions on proxy voting will be made by the Sub-Adviser unless such decisions are expressly reserved by the Adviser. The Sub-Adviser's obligation to vote proxies shall be contingent upon receipt of proxies from the Fund custodian in a timely manner.

            (ii) The Sub-Adviser will deliver to the Adviser a written proxy voting report (in such form mutually acceptable to both parties) on a quarterly basis, by the 10th business day of the month after the end of the calendar quarter.

            (iii) The Sub-Adviser will release Form N-PX data to the Adviser on an annual basis on or by August 1 of each year, and the Adviser shall have no requirement to ensure accuracy of data. The Sub-Adviser will use reasonable efforts to establish procedures adequate to ensure the accuracy of Form N-PX data received from the third party voting agent, which is subsequently transmitted to the Adviser.

            (iv) In support of vote disclosure requirements, including requirements in connection with annual N-PX filings and the posting of data to ING Funds' website, the Sub-Adviser will provide the Adviser with "review only," non-voting access to relevant proxy voting account(s) and voting data managed/record-kept by the ING Funds' proxy agent.

            (v) At the Sub-Adviser's request, the Adviser will use reasonable efforts to complete and lodge such powers of attorney as may be required to facilitate voting in foreign markets, but the burden to do so shall be no higher than for the ING Funds for which the Adviser exercises voting authority.

            (vi) The Sub-Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Trust, or the issuers thereof.

      3. Broker-Dealer Selection. The Sub-Adviser is hereby authorized to place orders for the purchase and sale of securities and other investments for each Series' portfolio, with or through such persons, brokers or dealers and to negotiate commissions to be paid on such transactions and to supervise the execution thereof. The Sub-Adviser's primary consideration in effecting any such transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Registration Statement, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered.

      Subject to such policies as the Sub-Adviser maintains and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Adviser may effect a transaction on behalf of the Series with a broker-dealer who provides brokerage and research services to the Sub-Adviser notwithstanding the fact that the commissions payable with respect to any such transaction may be greater than the amount of any commission another broker-dealer might have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or its affiliate's overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion.

      To the extent consistent with this Agreement, the Sub-Adviser is further authorized to allocate orders placed by it on behalf of the Series to the Sub-Adviser as agent if it is registered as a broker-dealer with the SEC, to any of its affiliated broker-dealers as agents, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Board indicating the broker-dealers to which such allocations have been made and the basis therefor.

      4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser, to the Sub-Adviser's knowledge, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act, or alternatively that it is not required to be a registered investment adviser under the Advisers Act to perform the duties described in this Agreement. The Sub-Adviser will provide the Adviser with a copy of the Sub-Adviser's Form ADV, Part II at the time the Form ADV and any amendment is filed with the SEC, and a copy of its written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, together with evidence of its adoption.

      5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with the portfolio management duties specified in this Agreement. In addition, if the Trust is required, under applicable law, to supplement the Registration Statement because of a change requested by the Sub-Adviser, the Sub-Adviser will reimburse the Trust and/or the Adviser for the cost of preparing, printing and distributing such supplement, unless the Sub-Adviser is requesting the change in order to comply with an applicable law, rule or regulation. The Adviser or the Trust shall be responsible for all the expenses of the Trust's operations including, but not limited to:

            (a) Investment advisory fees, and administration fees; fees for necessary professional and brokerage services;

            (b) Costs relating to local administration of securities;

            (c) Fees for any pricing services;

            (d) (i) Post investment decision, pre-acquisition due diligence expenses ("Due Diligence") incurred on behalf of a Series as part of the cost of acquisition of certain investment opportunities for the Series; and (ii) post investment expenditures to protect or enhance an investment or expenditures incurred to pursue other claims or legal action (including, for example and without limitation, litigation expenses, shareholder activism expenses, bank lender syndicate expenses, private transaction expenses and bank debt expenses) ("Post-Investment Services");

            (e) Compensation payable for Due Diligence and Post-Investment Services shall be the responsibility of the Adviser and the Trust, not the Sub-Adviser;

            (f) Adviser represents and warrants to Sub-Adviser that it will pay to Sub-Adviser any reasonable amounts due to Sub-Adviser with respect to Due Diligence and Post-Investment Services that are not paid promptly by Trust;

            (g) Expenses of all audits by the Trust's independent public accountants;

            (h) Expenses of the Series' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

            (i) Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

            (j) Expenses of obtaining quotations for calculating the value of each Series' net assets;

            (k) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;

            (l) Expenses of maintaining the Trust's tax records;

            (m) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Sub-Adviser or an affiliate of the Sub-Adviser;

            (n) Taxes levied against the Trust;

            (o) Brokerage fees and commissions, transfer fees, registration fees, taxes and similar liabilities and costs properly payable or incurred in connection with the purchase and sale of portfolio securities for the Series;

            (p) Costs, including the interest expense, of borrowing money;

            (q) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the regulation of shares with federal and state securities or insurance authorities;

            (r) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

            (s) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Sub-Adviser or any affiliate thereof;

            (t) The Trust's pro rata portion of the fidelity bond required by
Section 17(g) of the 1940 Act, or other insurance premiums;

            (u) Association membership dues;

            (v) Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Sub-Adviser is responsible for such expenses under Section 13 of this Agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

            (w) Organizational and offering expenses; and

            (x) all other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Series.

      6. Compensation. For the services provided to each Series, the Adviser will pay the Sub-Adviser a fee, payable as described in Schedule A.

      The fee will be prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser.

      7. Seed Money. The Adviser agrees that the Sub-Adviser shall not be responsible for providing money for the initial capitalization of the Series.

      8. Compliance.

            (a) The Trust and the Adviser acknowledge that the Sub-Adviser is not the compliance agent for any Series or for the Trust or the Adviser, and does not have access to all of each Series' books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in Section 2 in accordance with the Trust's registration statement, the Trust's Amended and Restated Agreement and Declaration of Trust and By-Laws, the Trust's Prospectus and any policies adopted by the Trust's Board applicable to the Series (collectively, the "Charter Requirements"), and in accordance with the Advisers Act and Section 817(h) of the Code ("Applicable Law"), the Sub-Adviser shall perform such services based upon its books and records with respect to each Series and upon written information and written instructions received from the Trust, the Adviser or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Adviser, or the Trust's administrator. The Adviser shall promptly provide the Sub-Adviser with copies of the Trust's registration statement, the Trust's Amended and Restated Agreement and Declaration of Trust and By-Laws, the Trust's currently effective Prospectus and any written policies and procedures adopted by the Trust's Board applicable to the Portfolio and any amendments or revisions thereto. The Sub-Adviser agrees that it shall promptly notify the Adviser and the Trust: (1) in the event that the SEC or other governmental authority has censured the Sub-Adviser; placed limitations upon its activities, functions or operations material to its performance of its duties pursuant to this Agreement; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings naming the Sub-Adviser or a formal investigation that the Sub-Adviser reasonably believes will result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly of any material fact known to the Sub-Adviser respecting the Sub-Adviser that is not contained in the Registration Statement as then in effect, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.

            (b) The Adviser agrees that it shall immediately notify the Sub-Adviser (1) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of
Section 817(h) of the Code or the regulations thereunder.

      9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees to promptly provide to the Trust copies of any records which it maintains for the Series upon the Trust's or the Adviser's reasonable request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in such rules.

      10. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust.

      Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Adviser and the Sub-Adviser, and the Adviser shall treat as confidential and use only in connection with the Series all information furnished to the Trust or the Adviser by the Sub-Adviser, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Adviser, or if available from a source other than the Adviser, Sub-Adviser or the Trust.

      11. Representations Respecting Sub-Adviser.

            (a) During the term of this Agreement, the Trust and the Adviser agree to furnish to the Sub-Adviser at its principal offices prior to use thereof copies of all Registration Statements and amendments thereto, prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or any Series or to the public that refer or relate in any way to the Sub-Adviser or any of its affiliates (other than the Adviser), or that use any derivative of the names "Franklin Mutual Advisers, LLC," or affiliates of the Sub-Adviser or any derivative thereof or logos associated therewith (collectively, "Sub-Adviser Names"). The Trust and the Adviser agree that they will not use any such material without the prior consent of the Sub-Adviser, which consent shall not be unreasonably withheld. Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use Sub-Adviser Names, except as may be permitted under a separate agreement with the Sub-Adviser or its affiliates for the provision of services to other Funds in the ING Funds complex. If the Adviser or the Trust makes any unauthorized use of a Sub-Adviser Name, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law;

            (b) The Trust and the Adviser will furnish to the Sub-Adviser such information relating to either of them or the business affairs of the Trust as the Sub-Adviser shall from time to time reasonably request in order to discharge its obligations hereunder;

            (c) The Adviser and the Trust agree that neither the Trust, the Adviser, nor affiliated persons of the Trust or the Adviser shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Trust, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

      12. Services Not Exclusive. The services of the Sub-Adviser to the Series and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities.

      13. Prohibited Conduct. The Sub-Adviser may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of portfolio management duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

      14. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Adviser agree that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended ("1933 Act"), controls the Sub-Adviser (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Trust that is not a Series hereunder; and (2) shall not be liable for any error of judgment, mistake of law, any diminution in value of the investment portfolio of the Series, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance by the Sub-Adviser of its duties, or by reason of reckless disregard by the Sub-Adviser of its obligations and duties under this Agreement.

      15. Indemnification.

            (a) Notwithstanding Section 14 of this Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser (other than the Adviser), and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities to the Trust which (1) may be based upon any violations of willful misconduct, malfeasance, bad faith or negligence by the Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Adviser, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement or prospectus covering shares of the Trust or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

            (b) Notwithstanding Section 14 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser (other than the Sub-Adviser), and each person, if any, who, is a controlling person of the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Series which (1) may be based upon any violations of willful misconduct, malfeasance, bad faith or negligence by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) any breach of any representations or warranties contained in
Section 4; provided, however, that in no case shall the indemnity in favor of a Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

            (c) The Adviser shall not be liable under Paragraph (a) of this
Section 15 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent both the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

            (d) The Sub-Adviser shall not be liable under Paragraph (b) of this
Section 15 with respect to any claim made against a Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

            (e) The Adviser shall not be liable under this Section 15 to indemnify and hold harmless the Sub-Adviser and the Sub-Adviser shall not be liable under this Section 15 to indemnify and hold harmless the Adviser with respect to any losses, claims, damages, liabilities, or litigation that first become known to the party seeking indemnification during any period that the Sub-Adviser is, within the meaning of Section 15 of the 1933 Act, a controlling person of the Adviser.

      16. Duration and Termination. With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2008. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940
Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

      With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding
(i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

      Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Sub-Adviser and the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust's Board or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser at any time without penalty, upon three (3) months' written notice to the Adviser and the Trust, unless the Adviser or the Trust requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or the Adviser not to exceed three (3) months beyond the initial three-month notice period; provided however, that the Sub-Adviser may terminate this Agreement at any time without penalty effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Adviser becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Adviser or the Trust as required by the terms of this Agreement. In addition, this Agreement shall terminate with respect to a Series in the event that it is not approved by the vote of a majority of the outstanding voting securities of that Series at a meeting of shareholders at which approval of the Agreement shall be considered by shareholders of the Series.

      In the event of termination for any reason, copies of all records of each Series for which the Agreement is terminated shall promptly be provided to the Adviser or the Trust. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(e), 9, 10, 11, 14, 15, and 19 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 16.

      17. Notices. Any notice must be in writing and shall be deemed to have been given when (1) delivered in person, (2) dispatched by telegram or electric facsimile transfer (confirmed in writing by postage prepaid first class mail simultaneously dispatched), (3) sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or
(4) sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

ING Investors Trust
7337 E. Doubletree Ranch Rd.
Scottsdale, AZ 85258
Attention:  Chief Counsel

If to the Adviser:

Directed Services, LLC
1475 Dunwoody Drive
West Chester, PA 19380
Attention:  Chief Counsel

If to the Sub-Adviser:

Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway
Short Hills, New Jersey  07078
Attention:  Brad Takahashi

With a copy to:

Franklin Templeton Investments
One Franklin Parkway
San Mateo, California  94403-1906
Attention: General Counsel

      18. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law; and (ii) the holders of a majority of the outstanding voting securities of the Series.

      Notwithstanding the foregoing, this Agreement may be amended without the approval of a majority of the Series' outstanding voting securities if the amendment relates solely to a change that is permitted or not prohibited under federal law, rule, regulation, SEC Order or SEC staff interpretation thereof to be made without shareholder approval.

      19. Use of Names.

            (a) It is understood that the name "Directed Services, LLC" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and/or its affiliates, and that the Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Trust and/or the Series. Upon termination of the Management Agreement between the Trust and the Adviser, the Trust or the Adviser shall notify the Sub-Adviser of the termination of the Management Agreement and the Sub-Adviser shall as soon as is reasonably possible cease to use such name (or derivative or logo).

            (b) It is understood that the names "Franklin Mutual Advisers, LLC" or any derivative thereof or logos associated with those names are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Series have the right to use such names (or derivatives or logos) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a sub-adviser to the Trust and/or the Series. Upon termination of this Agreement between the Trust, the Adviser, and the Sub-Adviser, the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

      20. Amended and Restated Agreement and Declaration of Trust. A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

      21. Miscellaneous.

            (a) This Agreement shall be governed by the laws of the state of Delaware, without giving effect to the provisions, policies or principals thereof relating to choice or conflict of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in
Section 2(a)(3) of the 1940 Act.

            (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

            (d) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, or constituting the Adviser as an agent of the Sub-Adviser.

            (e) The Adviser and the Sub-Adviser each affirm that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information.

            (f) This Agreement may be executed in counterparts.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                              ING INVESTORS TRUST

                              By:    /s/ Todd Modic
                                     --------------------------------
                                     Todd Modic
                                     Senior Vice President


                              DIRECTED SERVICES, LLC

                              By:    /s/ Todd Modic
                                     --------------------------------
                                     Todd Modic
                                     Vice President


                              Franklin Mutual Advisers, LLC

                              By:    /s/ Bradley Takahashi
                                     --------------------------------

                              Name:  Bradley Takahashi
                                     --------------------------------

                              Title: Vice President
                                     --------------------------------

                                   SCHEDULE A
                       COMPENSATION FOR SERVICES TO SERIES

      For the services provided by Franklin Mutual Advisers, LLC ("Sub-Adviser") to the following Series of ING Investors Trust, pursuant to the attached Sub-Advisory Agreement, the Adviser will pay the Sub-Adviser a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                                    RATE
------                                    ----

ING Franklin Mutual Shares Portfolio      0.51%

      If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.